Contact:                 Mark A. Kopser

                                Senior Vice President and Chief Financial Officer

                                   or

                                Richard J. Sirchio

                                Treasurer and Vice President/Investor Relations

                                (972) 713-3500

UNITED SURGICAL PARTNERS INTERNATIONAL ANNOUNCES
FOURTH QUARTER AND YEAR-END RESULTS

Fourth Quarter Highlights:

•                  14% domestic same-facility volume growth

•                  EBITDA less minority interest increased 64% to $24.3 million.

•                  EPS increased to $0.25 as compared with $ 0.13 in 2001 (excluding certain charges in both periods)

•                  Acquired interests in two U.S. surgery centers and opened one de novo surgical hospital

Dallas, Texas (February 20, 2003)  —  United Surgical Partners International, Inc. (Nasdaq/NM:USPI) today announced results for the fourth quarter and year ended December 31, 2002.

For the quarter ended December 31, 2002, net revenues were $95.6 million, up 37% from $69.9 million in the prior year quarter.  Net income attributable to common stockholders for the fourth quarter of 2002 totaled $6.8 million, or $0.25 per diluted share, excluding an impairment charge on investment securities of $1.1 million versus net income attributable to common stockholders of $3.2 million, or $0.13 per diluted share, excluding a charge of $4.9 million, net of taxes, related to the loss on early retirement of debt in the fourth quarter of 2001.  Net income attributable to common shareholders for the fourth quarter of 2002 totaled $5.7 million, or $0.21 per diluted share, including the impairment charge on investment securities, versus a net loss attributable to common stockholders of $1.7 million, or $0.07 per diluted share, including the loss on early retirement of debt, for the fourth quarter of 2001.  Earnings before interest, taxes, depreciation and amortization less minority interests increased 64% to $24.3 million for the fourth quarter of 2002, versus $14.8 million for the fourth quarter in 2001.  Same facility net revenue for the fourth quarter of 2002 increased 18% for facilities in the U.S. and 20% for facilities in Western Europe over the prior year fourth quarter.

During the fourth quarter of 2002, the Company recorded an impairment charge on investment securities of $1.1 million, or $0.04 per diluted share.  The impairment charge had no income tax impact due to the net operating loss position of our Spanish subsidiary. The investment securities on which the impairment charge was recorded consist of mutual fund investments and represent a deposit for a facility lease in Madrid, Spain.  This deposit was required when the Company entered into a 20-year lease for the facility in April of 2000.  The fair market value of these securities on December 31, 2002, was $3.1 million.  The recognition of this impairment charge had no effect on 2002 cash flows.

For the year ended December 31, 2002, net revenues were $342.4 million, up 40% from $244.4 million in the prior year.  Net income attributable to common stockholders for 2002 totaled $20.7 million, or $0.79 per diluted share, excluding the $1.1 million impairment charge on investment securities, versus net income attributable to common stockholders of $5.0 million, or $0.26 per diluted share, excluding the loss on early retirement of debt, in the prior year.  Including the impairment charge on investment securities in the fourth quarter, net income attributable to common shareholders for 2002 totaled $19.6 million, or $0.75 per diluted share, versus net income attributable to common stockholders for the year ended December 31, 2001 of $66,000, or breakeven per diluted share, including the loss on early retirement of debt.  Earnings before interest, taxes, depreciation and amortization less minority interests increased 58% to $82.7 million for the year ended December 31, 2002, versus $52.3 million for the year ended December 31, 2001.

Commenting on the results for calendar year 2002, Donald E. Steen, United Surgical Partners International’s chairman and chief executive officer, said, “2002 has been an excellent year for our company with strong operational performance driving outstanding financial results, thus demonstrating the stability and effectiveness of our business model.  Partnering with not-for-profit hospital systems and physicians is the foundation of our success.”

The following transactions were completed during the fourth quarter of 2002. The Company purchased a majority interest in an ambulatory surgery center in Northern Ohio.  In addition, the 50/50 joint venture between the Company and the Baylor Health Care System purchased an ownership interest in Bellaire Surgery Center in Fort Worth, Texas, our 14th facility in Dallas/Fort Worth.  On the development front, the Company also opened its first surgical facility in partnership with the Memorial Hermann Healthcare System in a suburb of Houston, Texas.

In closing, Mr. Steen added, “Our strong performance in 2002 gives us added confidence that partnering with not-for-profit hospitals and physicians to build and acquire surgical facilities will generate excellent returns on our invested capital.  We are very excited and optimistic about our future.”

The live broadcast of United Surgical Partners’ conference call will begin at 11:00 a.m. Eastern Time on February 21, 2003.  A 30-day online replay will be available approximately two hours following the conclusion of the live broadcast.  A link to these events can be found on the Company’s website at www.unitedsurgical.com or at www.companyboardroom.com.

United Surgical Partners International, headquartered in Dallas, Texas, has ownership interests in or operates 64 surgical facilities in the United States, Spain and the United Kingdom.  Of these, 26 domestic facilities are jointly owned with 10 not-for-profit healthcare systems.

The above statements include forward-looking statements based on current management expectations.  Numerous factors exist which may cause results to differ from these expectations.  Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict.  These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) possible changes in reimbursement from payors to healthcare providers that may reduce payments; (ii) the Company’s ability to attract physicians and retain qualified management and personnel; (iii) the geographic concentration of the Company’s operations; (iv) risks associated with the Company’s acquisition and disposition strategies; (v) the regulated nature of the healthcare industry; (vi) the highly competitive nature of the healthcare business; and (vii) those risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Therefore, the Company’s actual results may differ materially.  The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

UNITED SURGICAL PARTNERS

INTERNATIONAL, INC.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001
Revenues	$95,636	$69,853	$342,386	$244,368

Operating expenses:
Salaries, benefits and other employee costs	24,688	17,619	87,872	64,255
Medical services and supplies	18,596	13,687	66,075	48,791
Other operating expenses	15,701	13,159	60,860	45,551
General and administrative expenses	5,522	6,793	23,690	22,364
Provision for doubtful accounts	2,130	1,391	6,330	3,517
Depreciation and amortization	7,611	6,926	26,530	26,116
Total operating expenses	74,248	59,575	271,357	210,594

Operating income	21,388	10,278	71,029	33,774
Interest expense, net	(6,630)	(4,230)	(24,929)	(17,268)
Loss on early retirement of debt	—	(7,466)	—	(7,466)
Impairment of investment securities	(1,057)	—	(1,057)	—
Other	(77)	195	(150)	146
Income (loss) before minority interests	13,624	(1,223)	44,892	9,186
Minority interests in income of consolidated subsidiaries	(4,674)	(2,383)	(14,846)	(7,558)
Income (loss) before income taxes	8,950	(3,606)	30,046	1,628
Income tax (expense) benefit	(3,208)	2,360	(10,446)	1,122
Net income (loss)	5,742	(1,246)	19,600	2,750
Preferred stock dividends	—	(433)	—	(2,684)

Net income (loss) attributable to common stockholders	$5,742	$(1,679)	$19,600	$66

Diluted earnings (loss) per share:
Earnings per share before loss on early retirement of debt and impairment of investment securities	$0.25	$0.13	$0.79	$0.26
Loss on early retirement of debt	—	(0.20)	—	(0.26)
Impairment of investment securities	(0.04)	—	(0.04)	—
Net income (loss) per share	$0.21	$(0.07)	$0.75	$—

Shares used in computing diluted earnings per share	27,584	25,093	26,056	19,291

Supplemental Data:
EBITDA less minority interests	$24,325	$14,821	$82,713	$52,332
Facilities operated at period end			64	49

UNITED SURGICAL PARTNERS

INTERNATIONAL, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Dec. 31, 2002	Dec. 31, 2001

ASSETS

Current assets:
Cash and cash equivalents	$47,571	$33,881
Accounts receivable, net of allowance for doubtful accounts of $7,154 and $4,726 respectively	39,176	27,546
Other receivables	34,735	30,579
Inventories	7,756	5,685
Other	12,658	12,762
Total current assets	141,896	110,453

Property and equipment, net	270,387	211,601
Investments in affiliates	18,696	12,328
Intangible assets, net	287,584	215,809
Other	8,722	6,666

Total assets	$727,285	$556,857

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$25,989	$20,633
Accrued expenses and other	51,363	38,895
Current portion of long-term debt	13,132	10,640
Total current liabilities	90,484	70,168

Long-term debt	263,571	228,041
Other liabilities	24,109	16,046
Total liabilities	378,164	314,255

Minority interests	26,860	16,075

Common stockholders’ equity	322,261	226,527

Total liabilities and stockholders’ equity	$727,285	$556,857

UNITED SURGICAL PARTNERS

INTERNATIONAL, INC.

EBITDA Less Minority Interests

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001
Operating income	$21,388	$10,278	$71,029	$33,774

Depreciation and amortization	7,611	6,926	26,530	26,116

Minority interests in income of consolidated subsidiaries	(4,674)	(2,383)	(14,846)	(7,558)

EBITDA Less Minority Interests	$24,325	$14,821	$82,713	$52,332

UNITED SURGICAL PARTNERS

INTERNATIONAL, INC.

Key Operating Statistics

	Three Months Ended December 31,
	2002	2001	% Change

Same-facility statistics:

Cases – United States	52,851	46,378	14.0%

Net revenue/case – United States	$1,437	$1,386	3.7%

Facility EBITDA margin – United States	34.1%	32.7%	140	bps

Adjusted admissions – Western Europe	26,169	24,466	7.0%

Net revenue/adjusted admission – Western Europe	$1,405	$1,254	12.0%

Net revenue/adjusted admission – Western Europe (at constant currency translation rates)	$1,405	$1,389	1.2%

Facility EBITDA margin – Western Europe	23.6%	23.4%	20	bps

Consolidating-facility statistics:

Total cases – United States	34,821	24,184	44.0%

Same facility cases (without acquisitions)(1)	27,071	24,184	11.9%

Total adjusted admissions – Western Europe	26,169	22,354	17.1%

Same facility adjusted admissions (without acquisitions)(1)	23,581	22,354	5.5%

Total consolidating facilities	35	30

(1) Excludes cases from acquired centers during the first year of ownership.